Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (September 8, 2017)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Raymond James 13th Annual North American Equities Conference Four Seasons Hotel, London	September 12, 2017
Bank of America Merrill Lynch European Credit Conference 2017 Landmark Hotel, London	September 13, 2017

Materials used during the presentations will be posted to the Company's website at www.lkqcorp.com in the Investor Relations section.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com